Anchin, Block & Anchin LLP Accountants & Advisors 1375 Broadway New York, NY 10018 212 840-3456 www.anchin.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of Robeco-Sage Multi-Strategy Fund, L.L.C. ("Multi-Strategy") on Form N-14 8C (File No. 333-174009) of (i) our reports for Multi-Strategy and Robeco-Sage Multi-Strategy Master Fund, L.L.C. both dated May 26, 2011, which, along with the Prospectus of Multi-Strategy, are part of the Registration Statement; and (ii) our reports for Robeco-Sage Multi-Strategy TEI Fund, L.L.C. ("TEI") and Robeco-Sage Multi-Strategy TEI Master Fund, L.L.C. both dated May 26, 2011, which along with the Prospectus of TEI, are incorporated by reference into the Statement of Additional Information contained in the Registration Statement.  We also consent to the references to us under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus of Multi-Strategy and the Prospectus of TEI.

New York, New York
June 30, 2011